                                                  Exhibit 10(kk)





                                Working Capital Facility Agreement

                                Dated:  26 February 2004





                                TXU Australia Holdings Pty Ltd
                                ("Borrower")
                                Australia and New Zealand Banking Group Limited and Commonwealth Bank of Australia ("Financiers")


                                Mallesons Stephen Jaques
                                Rialto
                                525 Collins Street
                                Melbourne   Vic   3000
                                Telephone (61 3) 9643 4000
                                Fax (61 3) 9643 5999
                                DX 101 Melbourne
                                www.mallesons.com
                                -----------------
                                Ref:  MLB/JLC
                                7036706_10

-------------------------------------------------------------------------------------------------
1        The Facility and Facility Limit                                                        4

1.1      Financiers to fund                                                                     4
1.2      Maximum accommodation                                                                  4
1.3      Several Obligations                                                                    4
1.4      Several Interests                                                                      4
1.5      Financiers' interest in the Deed of Common Terms                                       4
-------------------------------------------------------------------------------------------------
2        Using the Facility                                                                     4
2.1      Drawing down                                                                           4
2.2      Requesting a Drawing                                                                   4
2.3      Effect of a Drawdown Notice                                                            5
2.4      Conditions to first drawdown                                                           5
2.5      Conditions to all drawdowns                                                            5
2.6      Benefit of conditions                                                                  5

------------------------------------------------------------------------------------------------
3        Interest                                                                               5

3.1      Interest charges                                                                       5
3.2      Notification of Interest Period                                                        6
3.3      When Interest Period begins and ends                                                   6
-------------------------------------------------------------------------------------------------
4        Money Market Drawings                                                                  6
4.1      Request for Money Market Drawings                                                      6
4.2      Interest for Money Market Drawings                                                     7
4.3      Automatic rollover and repayment                                                       7

-------------------------------------------------------------------------------------------------
5        Repaying and prepaying                                                                 8

5.1      Repayment                                                                              8
5.2      Voluntary early prepayment                                                             8
5.3      Prepayments                                                                            8
5.4      Prepayments and the Facility Limit                                                     8

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6        Reliquifying Bills                                                                     8

6.1      Obligation to draw Bills                                                               8
6.2      Financier as attorney                                                                  9
6.3      Termination                                                                            9
6.4      Indemnity by Financier                                                                 9
6.5      Deemed application                                                                     9

-------------------------------------------------------------------------------------------------
7        Payments                                                                               9

7.1      Manner of payment                                                                      9
7.2      Currency of payment                                                                   10
7.3      Total Amount Owing                                                                    10

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8        Cancellation                                                                          10

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9        Fees                                                                                  10


9.1      Establishment fee                                                                     10
9.2      Commitment Fee                                                                        10

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10       Withholding tax                                                                       11

10.1     Payments by Borrower                                                                  11
10.2     Tax credit                                                                            11
10.3     Exclusions                                                                            12


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(c)Mallesons Stephen Jaques  Working Capital Facility Agreement                                1
                             26 February 2004

11       Increased costs                                                                       12

11.1     Compensation                                                                          12
11.2     Substantiating Costs                                                                  13
11.3     Negotiations                                                                          13
11.4     Prepayment                                                                            13
11.5     No compensation                                                                       13
11.6     Retrospective costs                                                                   14
11.7     Change of Funding Office                                                              14

-------------------------------------------------------------------------------------------------
12       Illegality or impossibility                                                           14


12.1     Financier's right to suspend or cancel                                                14
12.2     Extent and duration                                                                   14
12.3     Notice requiring prepayment under Facility                                            15
12.4     Financier to seek alternative funding method                                          15

-------------------------------------------------------------------------------------------------
13       Representations and warranties                                                        15

13.1     Representations and warranties                                                        15
13.2     Continuation of representations and warranties                                        15

-------------------------------------------------------------------------------------------------
14       Undertakings                                                                          16

14.1     Undertakings                                                                          16
14.2     Purpose undertaking                                                                   16

-------------------------------------------------------------------------------------------------
15       Default                                                                               16

15.1     Events of Default                                                                     16
15.2     Effect of Event of Default                                                            16

-------------------------------------------------------------------------------------------------
16       Costs and indemnities                                                                 16

16.1     What the Borrower agrees to pay                                                       16
16.2     Indemnity                                                                             17
16.3     Items included in loss, liability and Costs                                           18
16.4     Payment of third party losses                                                         18
16.5     Currency conversion on judgment debt                                                  18
16.6     GST                                                                                   19

-------------------------------------------------------------------------------------------------
17       Interest on overdue amounts                                                           19

17.1     Obligation to pay                                                                     19
17.2     Compounding                                                                           20
17.3     Interest following judgment                                                           20

-------------------------------------------------------------------------------------------------
18       Application of payments                                                               20

-------------------------------------------------------------------------------------------------
19       Dealing with interests                                                                20

19.1     No dealing by Borrower                                                                20
19.2     Dealings by Financier                                                                 20

-------------------------------------------------------------------------------------------------
20       Notices                                                                               21

20.1     Form                                                                                  21
20.2     Delivery                                                                              21
20.3     When effective                                                                        21

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Mallesons Stephen Jaques     Working Capital Facility Agreement                                 2
                             26 February 2004

20.4     Deemed receipt - postal                                                               21
20.5     Deemed receipt - fax                                                                  21
20.6     Deemed receipt - general                                                              21
20.7     Waiver of notice period                                                               22

-------------------------------------------------------------------------------------------------
21       General                                                                               22

21.1     Application to Bank Finance Documents                                                 22
21.2     Prompt performance                                                                    22
21.3     Consents                                                                              22
21.4     Certificates                                                                          22
21.5     Set-off                                                                               22
21.6     Discretion in exercising rights                                                       22
21.7     Partial exercising of rights                                                          22
21.8     No liability for loss                                                                 23
21.9     Conflict of interest                                                                  23
21.10    Remedies cumulative                                                                   23
21.11    Indemnities                                                                           23
21.12    Rights and obligations are unaffected                                                 23
21.13    Inconsistent law                                                                      23
21.14    Supervening legislation                                                               23
21.15    Time of the essence                                                                   23
21.16    Variation and waiver                                                                  23
21.17    Confidentiality                                                                       24
21.18    Further steps                                                                         24
21.19    Counterparts                                                                          24
21.20    Applicable law                                                                        25

-------------------------------------------------------------------------------------------------
22       Interpretation                                                                        25

22.1     Definitions                                                                           25
22.2     References to certain general terms                                                   30
22.3     Number                                                                                31
22.4     Headings                                                                              31
22.5     Senior Finance Document                                                               31

-------------------------------------------------------------------------------------------------
23       IPO                                                                                   31

23.1     IPO Effective Date and New Borrower                                                   31
23.2     ("IPO Effective Date and IPO issuing entity is the Borrower")                         31
23.3     Acknowledgments                                                                       31

Schedule 1 - Conditions precedent (clause 2.4)                                                 33

Schedule 2 - Drawdown Notice (clauses 2 and 4.1)                                               36

Schedule 3 - Interest Period Notice (clause 3.2)                                               38


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Mallesons Stephen Jaques     Working Capital Facility Agreement                                 3
                             26 February 2004

                                                                Exhibit 10(jj)
Working Capital Facility Agreement
Details



Interpretation - Definitions are at the end of this agreement before the schedules.



-------------------------------------------------------------------------------

Parties            Borrower and Financiers, each as described below.
---------------------------------------------------------------------------

Borrower           Name                 TXU Australia Holdings Pty Ltd

                   ABN                  97 086 006 859

                   Incorporated in      Australia
                   Address              Level 33, 385 Bourke Street,
                                        Melbourne, Victoria
                   Fax                  (61 3) 8628 0925
                   Telephone            (61 3) 8628 1000
                   Attention            Assistant Treasurer

---------------------------------------------------------------------------

Financiers

                    Name                 Australia and New Zealand Banking
                                         Group Limited

                    ABN                  11 005 357 522

                    Lending Office       Level 17, 530 Collins Street,
                                         Melbourne, Victoria

                    Fax                  (61 3) 9273 3591

                    Attention            Ms Lisa Rickards

                    Name                 Commonwealth Bank of Australia

                    ABN                  48 123 123 124

                    Lending Office       Level 14, 385 Bourke Street,
                                         Melbourne, Victoria

                    Fax                  (61 3) 9675 7288

                    Attention            Mr Nick Sankey
-------------------------------------------------------------------------------

Facility            Facility Limit       A$75,000,000, as reduced by the total
                                         of all cancellations under this
                                         agreement.

                    Commitment           A$37,500,000 for each Financier.

-------------------------------------------------------------------------------
(c)Mallesons Stephen Jaques  Working Capital Facility Agreement               1
                             26 February 2004

                    Availability         The period from the Debt
                     Period              Refinance Date until the
                                         Maturity Date.

                    Maturity Date        364 days from the Debt Refinance Date.

                    Interest Rate In relation to an Interest Period for an Advance Drawing, means the aggregate of the Bank Bill Rate plus the Applicable
                                         Margin for that Financier.


                                         In relation to an Interest Period
                                         for a Money Market Drawing means
                                         the Interest Rate as agreed between
                                         the Borrower and the Financier.

                    Interest Period      In relation to an Advance Drawing, 30
                    (clause 3.2 )        days unless otherwise agreed.

                    Purpose To refinance the existing working capital facility (tranche F) which was provided to TXU Australia
                                         Holdings (Partnership) Limited
                                         Partnership and to provide for
                                         general working capital purposes.

                    Drawdowns            Minimum A$1,000,000 and a whole
                                         multiple of A$500,000.

                    Prepayment (clause   Prepayments of at least A$1,000,000
                    5.2)                 and a whole multiple of A$1500,000 are
                                         permitted without penalty,
                                         on the last Business Day of the
                                         Interest Period of the relevant
                                         Drawing if notice is given by
                                         11:00am on the third Business Day
                                         before the prepayment.
------------------------------------------------------------------------------

Fees               Establishment   As separately agreed for each Financier in
(also see              fee         its Fee Letter.
clause 9)

                   Commitment fee  40% of the Applicable Margin
                                   for each Financier calculated on
                                   the daily balance of the Undrawn
                                   Commitment of the Financier using a
                                   365 day year.






-------------------------------------------------------------------------------
(c)Mallesons Stephen Jaques  Working Capital Facility Agreement               2
                             26 February 2004

Bank Finance Documents                       include:

                                             o this agreement

                                             o any Drawdown Notice;

                                             o any Interest Period Notice;

                                             o the Deed of Common Terms;

                                             o the Guarantees;

                                             o each Fee Letter; and

                                             o the Amending Deed.
-------------------------------------------------------------------------------

Business Day place(s)                        Melbourne and Sydney
-------------------------------------------------------------------------------

Governing law                                Victoria
-------------------------------------------------------------------------------

Date of agreement                            See Signing page











-------------------------------------------------------------------------------
(c)Mallesons Stephen Jaques  Working Capital Facility Agreement               3
                             26 February 2004

Working Capital Facility Agreement
General terms

-------------------------------------------------------------------------------
1        The Facility and Facility Limit

1.1      Financiers to fund

         Subject to the Bank Finance Documents, each Financier agrees to provide the financial accommodation requested by the Borrower from that Financier in accordance with this agreement.

1.2      Maximum accommodation

         The maximum total amount of financial accommodation available to the Borrower under this agreement is the Facility Limit. Despite anything in this agreement, a Financier need not provide financial accommodation under this agreement to the extent by which its Drawn Commitment after providing that financial accommodation would exceed its Commitment.

1.3      Several Obligations

         The obligations of each Financier under this agreement are several. The failure of a Financier to perform its obligations under this agreement will not relieve the other Financier or the Borrower of any of its respective obligations under this agreement. A Financier will not be responsible for the obligations of the other Financier.

1.4      Several Interests

         The interests of each Financier under this agreement and the other Bank Finance Documents are several. Subject to the provisions of the Bank Finance Documents, each Financier may separately enforce its rights under any Bank Finance Document.

1.5      Financiers' interest in the Deed of Common Terms

         Each Financier accepts that it acquires an interest in the Guarantees held by the Trustee and agrees to be bound by the Deed of Common Terms.

2        Using the Facility
-------------------------------------------------------------------------------
2.1      Drawing down

         The Borrower need not use the Facility. However, if the Borrower wants to use the Facility, it may do so by one or more Drawings from the Financiers. A Drawing is provided by a single Financier, and not by the Financiers together.

2.2      Requesting a Drawing

         (a) If the Borrower wants an Advance Drawing, it agrees to give a Drawdown Notice to a Financier by 11:00am on the second Business Day before the day it wants the Advance Drawing to be drawn down; and
-------------------------------------------------------------------------------
(c)Mallesons Stephen Jaques  Working Capital Facility Agreement               4
                             26 February 2004

         (b) if the Borrower wants a Money Market Drawing, it agrees to follow the procedures set out in clause 4 ("Money Market Drawings").

2.3      Effect of a Drawdown Notice

         A Drawdown Notice for an Advance Drawing is effective when a Financier actually receives it in legible form in accordance with clause 20 ("Notices"). An effective Drawdown Notice is irrevocable.

2.4      Conditions to first drawdown

         The Borrower agrees not to request the first drawdown whether an Advance Drawing or a Money Market Drawing until the Financiers have received every item listed in schedule 1 ("Conditions precedent") in form and substance satisfactory to each Financier. Any item required to be certified must be certified by a secretary or a director of the relevant entity as being true and complete as at a date no earlier than the date of this agreement. Each Financier agrees to notify the Borrower promptly after the Financier receives the final item listed in
         Schedule 1 in form and substance satisfactory to the Financier.

2.5      Conditions to all drawdowns

         A Financier need not provide any financial accommodation unless:

         (a)  it is to be provided during the Availability Period; and

         (b) the Financier is satisfied that after providing the accommodation the Facility Limit would not be exceeded and its Drawn Commitment would not exceed its Commitment; and

         (c) in respect of an Advance Drawing, the Financier has received a Drawdown Notice in accordance with clause 20 in respect of it; and

         (d) the representations and warranties in clause 5 of the Deed of Common Terms and in the Drawdown Notice and the statements in the Drawdown Notice are correct and not misleading at the date of the Drawdown Notice and on the Drawdown Date; and

        (e) no Event of Default or Potential Event of Default subsists or would result from the accommodation being provided.

2.6     Benefit of conditions

        Each condition to drawdown is for the sole benefit of the Financiers and may be waived by them.

3       Interest
-------------------------------------------------------------------------------
3.1     Interest charges

        The Borrower agrees to pay interest on each Drawing for each of its Interest Periods at the applicable Interest Rate. Interest:


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                  5
                          26 February 2004

         (a) accrues daily from and including the first day of an Interest Period to but excluding the last day of the Interest Period; and

         (b)      is payable in arrears on each Interest Payment Date; and

         (c)      is calculated on actual days elapsed and a year of 365 days.

3.2      Notification of Interest Period

         The first Interest Period for an Advance Drawing is the period specified in the Drawdown Notice. Each subsequent Interest Period is a period specified by the Borrower to the Financier in an Interest Period Notice, which has provided that Advance Drawing by 11:00am on the second Business Day before the last day of the current Interest Period. However, in each case, the specified period must be one that is set out in the Details provided that if a Review Event has occurred and the Trustee has notified the Borrower of the Option, the Interest Period must end on or before the last day of the Option Period. If the Borrower does not give correct notice, the subsequent Interest Period for an Advance Drawing is the same length as the Interest Period which immediately precedes it (or it is the period until the Maturity Date, if that is shorter than the preceding Interest Period).

3.3      When Interest Period begins and ends

         The first Interest Period for a Drawing begins on its Drawdown Date. Each subsequent Interest Period begins on the day when the preceding Interest Period for the Drawing ends. An Interest Period which would otherwise end on a day which is not a Business Day ends on the next Business Day (unless that day falls in the following month, in which case the Interest Period ends on the previous Business Day). However, an Interest Period which would otherwise end after the Maturity Date ends on the Maturity Date.

4        Money Market Drawings
-------------------------------------------------------------------------------
4.1      Request for Money Market Drawings

         (a) The Borrower may on any Business Day before 11:00am discuss by telephone with a Financier in respect of a Money Market Drawing which the Borrower may request the Financier to provide:

                (i)   the principal amount of that Drawing;

                (ii) the interest rate at which the Financier is prepared to make available that Drawing;

                (iii) the Interest Period for that Drawing (subject to the period being not less than 1 and not more than 28 days and ending on or before the Maturity Date); and

                (iv)  the settlement procedures for that Drawing.

         (b) The discussions must be conducted on the Borrower's behalf by one of its Authorised Officers.



-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                  6
                          26 February 2004

         (c) If an agreement is reached by the Borrower and the Financier in relation to the matters referred to in paragraph (a) above, then:

                (i) subject to this agreement, the Financier will be obliged to provide the Money Market Drawing on the agreed terms; and

                (ii) the Borrower will send to the Financier a confirmation substantially in the form of schedule 2 ("Drawdown Notice") accurately reflecting those terms by no later than 12 noon on the Drawdown Date and signed by an Authorised Officer of the Borrower.

4.2      Interest for Money Market Drawings

         If the Interest Rate applicable to a Money Market Drawing is to be determined daily, then the Financier must determine and notify the Borrower of the applicable Interest Rate to apply on that day. The notification must be made by no later than 12 noon on that day.

4.3      Automatic rollover and repayment

         (a) Notwithstanding clause 5 ("Repaying and Prepaying") but without limiting paragraphs (b) or (c) of this clause, the Borrower may elect to prepay any Money Market Drawing by giving the Financier a notice by no later than 11:00am on the Business Day on which it has elected to prepay the Money Market Drawing. The notice must be signed by one Authorised Officer of the Borrower and is irrevocable.

         (b)
               (i) Money Market Drawings which have an Interest Period of one day will be automatically rolled over at 11:00am on the first Business Day after that day with a new Interest Period of one day unless the Borrower has repaid that Money Market Drawing under paragraph (c). The Interest Rate for each Interest Period after the initial Interest Period will be determined by the Financier in accordance with clause
                    4.2 ("Interest for Money Market Drawings").

               (ii) A Money Market Drawing will cease to be rolled over under sub-paragraph (i) above on the twenty eighth day from and including the first Drawdown Date for that Drawing. The Borrower will repay the Money Market Drawing in accordance with clause 4.3(c) on that day.

              (iii) On the date that the Money Market Drawing is rolled over, the Borrower will be taken to have made the representations and warranties in paragraph 3 of the notice in schedule 2 ("Drawdown Notice") without qualification.

         (c) Each Money Market Drawing shall be repaid by the Borrower by 12 noon on the last day of its Interest Period unless it has been rolled over under paragraph (b)(i) above.

-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                  7
                          26 February 2004

-------------------------------------------------------------------------------
5        Repaying and prepaying

5.1      Repayment

         The Borrower agrees to repay the total of the Drawings on the Maturity Date.

5.2      Voluntary early prepayment

         The Borrower may prepay a Drawing or Drawings in whole or in part without incurring break costs, as follows:

         (a) the prepayment amount must be at least A$1,000,000 and a whole multiple of A$500,000 (unless the Financiers otherwise agree); and

         (b) the Borrower must notify the proposed prepayment to the Financiers by 11:00am on the third Business Day before the prepayment (once given, a notice of prepayment is irrevocable and the Borrower is obliged to prepay in accordance with the notice); and

        (c) the prepayment must be applied in accordance with clause 5.3 ("Prepayments"); and

        (d) the prepayment of each Drawing must be made on the last day of the Interest Period for each Drawing.

         If the Borrower prepays other than as set out in this clause 5.2, they may be liable for break costs - see clause 16.2 ("Indemnity").

5.3      Prepayments

         Prepayments under this clause 5 ("Repaying and Prepaying") of a Drawing made available by a Financier will be applied in reduction of that Financier's Drawn Commitment. Prepayments do not need to be applied rateably to both Financiers.

5.4      Prepayments and the Facility Limit

         Neither the Facility Limit, nor a Financier's Commitment, is reduced by the amount of an early prepayment under clause 5.2 ("Voluntary early prepayment").

6        Reliquifying Bills
-------------------------------------------------------------------------------
6.1      Obligation to draw Bills

         The Borrower agrees to draw Bills when and in the form required by a Financier. However:

         (a) the discounted value of those Bills, when added to the total of the discounted value of all other Bills drawn as required by the Financier under this clause 6 ("Reliquifying Bills") and which are outstanding, may not exceed the amount of the Drawing from that Financier to which the Bills relate; and

         (b)  no Bill is to be drawn which would mature after the Maturity
              Date.

-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                  8
                          26 February 2004

6.2      Financier as attorney

         The Borrower irrevocably appoints each Financier and each Authorised Officer of each Financier individually as its attorney to draw, accept or endorse the Bills on its behalf and agrees to ratify all action taken by an attorney under this clause 6.2.

6.3      Termination

         The Borrower's obligation to draw Bills ceases, and the appointment of a Financier and its Authorised Officers as attorney for this purpose is revoked, on payment by the Borrower of the Amount Owing to that Financier under this agreement.

6.4      Indemnity by Financier

         Each Financier unconditionally and irrevocably indemnifies the Borrower against liability or loss arising from, and any Costs (including duty) incurred in connection with, any Bill having recourse to the Borrower drawn at the Financier's request under this clause 6 ("Reliquifying Bills"). Each Financier agrees to pay amounts due from it under this indemnity to the Borrower on demand.

6.5      Deemed application

         If a reliquification Bill is presented to the Borrower and the Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys outstanding under this agreement to the Financier which required the Borrower to draw the Bill.

7        Payments
-------------------------------------------------------------------------------
7.1      Manner of payment

         Unless a provision of a Bank Finance Document expressly states otherwise, the Borrower agrees to make payments (including by way of reimbursement) under each Bank Finance Document:

         (a) on the due date (or, if that is not a Business Day, on the next Business Day unless that day falls in the following month or after the Maturity Date, in which case, on the previous Business Day); and

        (b)  not later than 12 noon in the place for payment; and

        (c)  in Australian dollars in immediately available funds; and

        (d) in full without set-off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and

        (e) to each Financier by payment into the account nominated by the Financier, or by payment as each Financier otherwise directs.

         If a Financier directs the Borrower to pay a particular party or in a particular manner, the Borrower is taken to have satisfied its obligation to that Financier by paying in accordance with the direction.


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                  9
                          26 February 2004

         The Borrower satisfies a payment obligation only when each Financier or the person to whom it has directed payment receives the amount.

7.2      Currency of payment

         The Borrower waives any right they have in any jurisdiction to pay an amount other than in the currency in which it is due. However, if a Financier receives an amount in a currency other than that in which it is due:

         (a) it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

         (b) the Borrower satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

7.3      Total Amount Owing

         Subject to the provisions of any Bank Finance Document, the Borrower agrees to pay the total Amount Owing to each Financier on the Maturity Date for the Facility.

8        Cancellation
-------------------------------------------------------------------------------
         The Borrower may cancel the Undrawn Commitment of a Financier in whole or in part by notifying each Financier on or before the third Business Day before the cancellation is to take effect. The Borrower agrees that, to the extent that it is reasonably practical, it will cancel Undrawn Commitments so that the Commitments and Drawn Commitments of each Financier are equal. A partial cancellation must be at least A$3,000,000 and a whole multiple of A$1,000,000. Once given, the notice is irrevocable. The Facility Limit reduces by the amount of any cancellation. Each Financier's Commitment reduces by the amount by which its Undrawn Commitment is cancelled in accordance with this clause 8.

9        Fees
-------------------------------------------------------------------------------
9.1      Establishment fee

         The Borrower agrees to pay each Financier the Establishment Fee in accordance with the Fee letter with that Financier.

9.2      Commitment Fee

         The Borrower agrees to pay to each Financier quarterly in arrears (the first quarter ending three months after the date of this agreement) and on the last day of the Availability Period for the Facility the Commitment Fee for the relevant Financier.


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 10
                          26 February 2004

         If the Borrower cancels any of the Undrawn Commitment, it agrees to pay the Commitment Fee in respect of the cancelled amount up to and including the date on which any Undrawn Commitment is cancelled.

         The Commitment Fee is calculated:

         (a)  on actual days elapsed using a 365 day year;

         (b) if the Fee Letter for a Financier specifies that the Applicable Margin is to be calculated on the basis of a ratings grid:

              (i) as if the first day of the relevant quarter is the first day of an Interest Period for the purposes of determining the Applicable Margin; and

              (ii) on the basis that the Applicable Margin changes from
                   the date of any change in, or the loss of, the corporate rating of the Borrower issued by Standard & Poor's (Australia) Pty Ltd.

10       Withholding tax
-------------------------------------------------------------------------------
10.1     Payments by Borrower

         If a law requires the Borrower to deduct an amount in respect of Taxes from a payment under any Bank Finance Document such that a Financier ("Indemnified Party") would not actually receive on the due date the full amount provided for under the Bank Finance Document, then:

         (a) subject to clause 10.3 ("Exclusions"), the Borrower agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and

         (b) the Borrower agrees to pay the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Financier; and

         (c) if the amount deducted is in respect of Accountable Taxes, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Financier is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

10.2     Tax credit

         This clause 10.2 applies if the Borrower complies with clause 10.1(c) ("Payments by Borrower") and, as a result, the Financier receives a tax credit, tax rebate or similar benefit for any tax payable by it that in the Financier's sole opinion (without requiring it or its professional advisers to expend a material amount of time or incur a material cost in forming that opinion) is referable to the amount deducted and paid to the relevant authority.

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 11
                          26 February 2004

         In that case, the Financier agrees to notify the Borrower and reimburse to the Borrower an amount equal to the amount that the Financier considers in its sole opinion but in good faith to be the proportion of the credit, rebate or benefit as will leave the Financier (after the reimbursement) in no worse position than it would have been in had no increase been required under clause 10.1(c) ("Payments by Borrower"). However, the Financier need pay only to the extent it can do so in its sole opinion without prejudicing the retention of the amount of the credit, rebate or other benefit. In complying with this clause 10.2, the Financier need not disclose to the Borrower information about their tax affairs or order them in a particular way.

10.3     Exclusions

         The Borrower is not required to pay an additional amount under clause 10.1(c) ("Payments by Borrower") in relation to a deduction in respect of Accountable Taxes, if the deduction in respect of Accountable Taxes is as a result of the Indemnified Party being a resident of, or organised or doing business in or having a connection with, the jurisdiction imposing the Accountable Taxes, other than where the Indemnified Party is considered a resident of, or as being organised or doing business in the jurisdiction solely as a result of it being a party to the Bank Finance Documents or any transaction contemplated by the Bank Finance Documents.

11       Increased costs
-------------------------------------------------------------------------------
11.1     Compensation

         The Borrower agrees to compensate a Financier on demand if the Financier determines that:

         (a) any new Directive or change in Directive, in either case applying for the first time after the date of this agreement; or

         (b) a change in a Directive's interpretation or administration by an authority after the date of this agreement; or

         (c) compliance by the Financier or any Holding Company with any such Directive, changed Directive or changed interpretation or administration directly or indirectly:

             (i) increases the cost of the Facility to the Financier or a Holding Company of the Financier; or

             (ii) reduces any amount received or receivable by the Financier or a Holding Company of the Financier, or its effective return, in connection with the Facility; or

             (iii) reduces the Financier's return or its Holding
                   Company's return on capital allocated to the Facility, or its overall return on capital.


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Mallesons Stephen Jaques  Working Capital Facility Agreement                 12
                          26 February 2004

         In this clause 11.1, a reference to a Directive does not include a Directive imposing or changing the basis of a Tax on the overall net income of the Financier or a Holding Company.

         Compensation need not be in the form of a lump sum and may be demanded as a series of payments.

11.2     Substantiating Costs

         If a Financier makes a demand under clause 11.1("Compensation"), it agrees to provide the Borrower with reasonably detailed calculations showing how the amount demanded has been ascertained. However, nothing in this clause 10.2 obliges the Financier to provide details of its business or tax affairs, which it considers in good faith to be confidential.

11.3     Negotiations

         Without prejudice to clause 11.4 ("Prepayment"), a Financier affected by a circumstance specified in clause 11.1 ("Compensation") must, at the request of the Borrower, negotiate in good faith with the Borrower with a view to finding a means of avoiding the effect of the relevant circumstance, including by changing its lending office or transferring its rights and obligations to another financial institution acceptable to the Borrower provided such means of avoiding the effect of the relevant circumstance can be achieved free of cost to the Financier (or the Financier is indemnified or put in funds to its satisfaction by the Borrower) and nothing in this clause 11.3 obliges the Financier to take any action or refrain from taking any action apart from negotiating in good faith with the Borrower.

11.4     Prepayment

         If the Borrower has received a demand from a Financier under clause
         11.1 ("Compensation") and that notice has not been withdrawn by the Financier and provided that the Borrower has not given the Financier a Drawdown Notice which has not yet been funded by the Financier, the Borrower, by notice given to the Financier, may:

         (a) terminate the Financier's obligation to make its Commitment under the Facility available; and

         (b) elect to prepay the Drawings provided by the Financier under the Facility together with all accrued interest and any other amounts (including, without limitation, any break costs) payable by the Borrower to the Financier in connection with the Facility, within 10 Business Days of receiving that notice.

         Once given, a notice of early prepayment is irrevocable and the Borrower is obliged to prepay in accordance with that notice.

11.5     No compensation

         A Financier may not require the Borrower to make a payment under clause
         11.1 ("Compensation") if, at the date of this agreement:

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 13
                          26 February 2004

         (a) the Directive was known to the Financier; and

         (b) it was both reasonably certain that the Directive would become law or take effect and it was unreasonable for that Financier not to take that change into account in determining its likely overall return under this agreement.

11.6     Retrospective costs

         A Financier may only require the Borrower to make a payment under clause 11.1 ("Compensation") in respect of increased costs incurred by it up to the then current Interest Period or 90 days, whichever is the greater, prior to the date on which the Financier became aware of the circumstance giving rise to the increased costs unless the increased cost is payable or incurred by the Financier or a Holding Company of the Financier retrospectively, in which case the full amount of the increased cost is payable by the Borrower to the Financier or the Holding Company of that Financier.

11.7     Change of Funding Office

         A Financier may not require the Borrower to make a payment under clause
         11.1 ("Compensation") if the increased cost arises directly and only as a result of and immediately following the change of the lending office of the Financier unless that change was the result of negotiations under clause 11.3 ("Negotiations") or clause 12.4 ("Financier to seek alternative funding method").

12       Illegality or impossibility
-------------------------------------------------------------------------------
12.1     Financier's right to suspend or cancel

         This clause 12 ("Illegality or impossibility") applies if a Financier determines that:

         (a) a change in a Directive; or

         (b) a change in the interpretation or administration of a Directive by an authority; or

         (c) a new Directive,

         applying for the first time after the date of this agreement, makes it (or will make it) illegal or impossible for the Financier to fund, provide, or continue to fund or provide, financial accommodation under this agreement. In these circumstances, the Financier may after becoming aware of such circumstances by promptly giving a notice to the Borrower, suspend or cancel some or all of the Financier's obligations under this agreement as indicated in the notice.

12.2     Extent and duration

         The suspension or cancellation:

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 14
                          26 February 2004

         (a) must apply only to the extent necessary to avoid the illegality or impossibility; and

         (b) in the case of suspension, may continue only for so long as the illegality or impossibility continues.

12.3     Notice requiring prepayment under Facility

         If the illegality or impossibility relates to a Drawing, the Financier by giving a notice to the Borrower may require prepayment of all or part of that Drawing to that Financier. The Borrower agrees to prepay to the Financier the amount specified on the earlier of the date the illegality or impossibility arises or the Business Day following 30 days after the delivery of the notice.

12.4     Financier to seek alternative funding method

         If a notice is given under clause 12.3 ("Notice requiring prepayment under Facility"), then the Financier agrees to use reasonable endeavours for a period of 20 Business Days (or, if earlier, the date of cancellation of the relevant financial accommodation) to make the relevant financial accommodation available by some alternative means (including changing its lending office to another then existing lending office or making the financial accommodation available through a Related Entity of the Financier) provided this can be achieved free of cost to the Financier and nothing in this clause 12.4 obliges the Financier to take any action or refrain from taking any action.

13       Representations and warranties
-------------------------------------------------------------------------------
13.1     Representations and warranties

         The Borrower makes the representations and warranties set out in clause 5 of the Deed of Common Terms.

13.2     Continuation of representations and warranties

         The representations and warranties made under clause 13.1 ("Representations and warranties") will be deemed to be also made on the date of each Drawdown Notice and each Drawdown Date and on the date of delivery of a compliance certificate in accordance with clause 6.1(h) of the Deed of Common Terms by reference to the then current circumstances. The Borrower agrees to notify each Financier of anything that happens that would mean that it could not truthfully repeat all of its representations and warranties on the date of each Drawdown Notice, on each Drawdown Date and on the date of delivery of a compliance certificate in accordance with clause 6.1(h) of the Deed of Common Terms by reference to the then current circumstances.


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Mallesons Stephen Jaques  Working Capital Facility Agreement                 15
                          26 February 2004

14       Undertakings
-------------------------------------------------------------------------------
14.1     Undertakings

         The Borrower makes the undertakings given by it in clause 6 of the Deed of Common Terms.

14.2     Purpose undertaking

         The Borrower undertakes to use the Facility only for its purpose set out in the Details.

15       Default
-------------------------------------------------------------------------------
15.1     Events of Default

         Each of the events specified in clause 7.1 of the Deed of Common Terms will be an Event of Default under this agreement (whether or not it is within the Borrower's (or anyone else's) power to prevent it).

15.2     Effect of Event of Default

         In addition to any other rights provided by law or any Bank Finance Document but subject to the Deed of Common Terms, if an Event of Default occurs, a Financier may declare at any time by written notice to the Borrower:

        (a) an amount equal to the Amount Owing to that Financier is either:

            (i) payable on demand; or

            (ii) immediately due for payment to that Financier;

        (b) the Financier's obligations specified in the notice are terminated.

         A Financier may make either or both of these declarations. The making of either of them gives immediate effect to its provisions. Upon receipt of a notice under this clause 15.2, the Borrower must pay the Amount Owing to the Financier which has provided the notice in accordance with that notice.

16       Costs and indemnities
-------------------------------------------------------------------------------
16.1     What the Borrower agrees to pay

         The Borrower agrees to pay or reimburse:

         (a)    each Financier's reasonable Costs in connection with:

                (i) the negotiation, preparation, execution and registration of and payment of Taxes on any Bank Finance Document; and

                (ii) it being satisfied that conditions to drawdown have been met; and


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Mallesons Stephen Jaques  Working Capital Facility Agreement                 16
                          26 February 2004

                (iii) giving and considering consents, waivers, variations, discharges and releases; and

                (iv)  a Review Event; and

         (b) each Financier's Costs in otherwise acting in connection with the Bank Finance Documents, such as exercising, enforcing or preserving rights (or considering doing so), or doing anything in connection with any enquiry by an authority involving the Borrower or any of its Related Entities; and

         (c) Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that a Financier reasonably believes are payable, in connection with any Bank Finance Document or a payment or receipt or any other transaction contemplated by any Bank Finance Document. However, the Borrower need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed a Financier in sufficient cleared funds for the Financier to be able to pay the Taxes or fees by the due date.

         The Borrower agrees to pay amounts due under this clause 16.1 on demand from the Financier. The Financier may debit any of these amounts to the Borrower's account (together with interest on any overdue amount) after asking the Borrower to pay, if the Borrower has failed to pay the amount requested within 2 Business Days of the demand.

16.2     Indemnity

         The Borrower indemnifies each Financier against any liability or loss arising from, and any Costs incurred in connection with:

         (a) financial accommodation requested under a Bank Finance Document not being provided in accordance with the request for any reason except default of that Financier; or

         (b) financial accommodation under a Bank Finance Document being repaid, discharged or made payable other than at its stated maturity or on an Interest Payment Date applicable to it; or

         (c) the Financier acting in connection with a Bank Finance Document in good faith on fax, electronic mail or telephone instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower and which it reasonably believes to be genuine and correct; or

         (d)      an Event of Default; or

         (e) the Financier exercising or attempting to exercise a right or remedy in connection with a Bank Finance Document after an Event of Default occurs and for so long as it subsists; or

         (f) any indemnity the Financier properly gives a Controller or administrator of the Borrower.

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 17
                          26 February 2004

         The Borrower agrees to pay amounts due under this indemnity on demand from the Financier.

16.3     Items included in loss, liability and Costs

         The Borrower agrees that:

         (a) the Costs referred to in clause 16.1 ("What the Borrower agrees to pay"), and the liability, loss or Costs referred to in clause 16.2 ("Indemnity") include legal Costs in accordance with any written agreement as to legal costs or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis; and

         (b) the Costs referred to in clause 16.1(a) and (b) ("What the Borrower agrees to pay") include those paid, or that the Financier reasonably believes are payable, to persons engaged by the Financier in connection with the Bank Finance Documents (such as consultants); and

        (c) loss or liability and any Costs in any indemnity under the Bank Finance Documents may include an amount called "break costs". These may be calculated by any method the Financier reasonably chooses including by reference to any loss it incurs because the Financier terminates arrangements it has made with others to fund (or to maintain its funding of) financial accommodation under the Bank Finance Documents.

16.4     Payment of third party losses

         The Borrower agrees to pay an amount equal to any liability or loss and any Costs of the kind referred to in clause 16.2 ("Indemnity") suffered or incurred by any attorney, employee, officer, agent or contractor of the Financier except to the extent caused by that person's gross negligence.

16.5     Currency conversion on judgment debt

         If a judgment, order or proof of debt for an amount in connection with a Bank Finance Document is expressed in a currency other than that in which the amount is due under the Bank Finance Document, then the Borrower indemnifies each Financier against:

         (a) any difference arising from converting the other currency if the rate of exchange used by the Financier under clause 7.2 ("Currency of payment") for converting currency when it receives a payment in the other currency is less favourable to the Financier than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

        (b)       the Costs of conversion.

         The Borrower agrees to pay amounts due under this indemnity on demand from a Financier.

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 18
                          26 February 2004

16.6     GST

        (a) Despite any other provision of the Bank Finance Documents, in the event that GST has application to any supply made by a Financier to the Borrower under or in connection with the Bank Finance Documents, the Financier may, in addition to any amount or consideration payable under the Bank Finance Documents, recover from the Borrower an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable by the Borrower for the relevant supply by the prevailing GST rate. Any additional amount on account of GST recoverable from the Borrower pursuant to this clause
                  16.6 shall be calculated without any deduction or set-off of any other amount and is payable by the Borrower upon demand by the Financier whether such demand is by means of an invoice or otherwise.

        (b) In relation to any taxable supplies under or in connection with the Bank Finance Documents, the Financier will provide the Borrower with valid tax invoices, as a precondition to recovery by it of the relevant additional amount on account of GST under clause 16.6(a) , in a form that will enable the Borrower to claim any refund or credit of GST permitted by the GST law.

        (c) If at any time an adjustment is made as between the Financier and the relevant taxing authority of an amount paid on account of GST on any supply made by the Financier under the Bank Finance Documents, a corresponding adjustment must be made as between the Financier and the Borrower and any payments required to give effect to the adjustment must be made. If the Financier is entitled to an adjustment by way of refund, the Financier must apply for the refund if requested in writing to do so by the Borrower.

        (d) Nothing in this clause 16.6 requires the Borrower to pay an amount on account of a fine, penalty, interest or other amount for which the Financier is liable, to the extent that the liability arises as a consequence of wilful misconduct or gross negligence by the Financier, its employees or agents.

17       Interest on overdue amounts
-------------------------------------------------------------------------------
17.1     Obligation to pay

         If the Borrower does not pay any amount under this agreement on the due date for payment, the Borrower agrees to pay interest on that amount at the Default Rate. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

         The Borrower agrees to pay interest under this clause 17.1 on demand from a Financier.



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Mallesons Stephen Jaques  Working Capital Facility Agreement                 19
                          26 February 2004

17.2     Compounding

         Interest payable under clause 17.1 ("Obligation to pay") which is not paid when due for payment may be added to the overdue amount by the Financier at intervals which the Financier determines from time to time or, if no determination is made, every 30 days. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 17.1 ("Obligation to pay").

17.3     Interest following judgment

         If a liability becomes merged in a judgment, the Borrower agrees to pay interest on the amount of that liability as an independent obligation. This interest:

         (a) accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

         (b) is calculated at the judgment rate or the Default Rate (whichever is higher).

         The Borrower agrees to pay interest under this clause 17.3 on demand from a Financier.

18       Application of payments
-------------------------------------------------------------------------------
         Each Financier may apply amounts paid by the Borrower towards satisfaction of the Borrower's obligations under the Bank Finance Documents in the manner it sees fit, unless the Bank Finance Documents expressly provide otherwise. This appropriation overrides any purported appropriation by the Borrower or any other person.

19       Dealing with interests
-------------------------------------------------------------------------------
19.1     No dealing by Borrower

         Subject to clause 23, the Borrower may not assign or otherwise deal with its rights under any Bank Finance Document or allow any interest in them to arise or be varied, in each case, without the consent of all of the Financiers.

19.2     Dealings by Financier

         A Financier may assign or otherwise deal with its rights under the Bank Finance Documents (including by assignment or participation) or change its lending office without the consent of any person. However, the Borrower is not required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges or to make any additional payment under clause 10 ("Withholding tax") or clause 11 ("Increased costs") which:

         (a) are a consequence of the assignment or other dealing or a change to the Financier's Lending Office set out in the Details; and


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Mallesons Stephen Jaques  Working Capital Facility Agreement                 20
                          26 February 2004

          (b) the Financier or its assignee was aware of, or ought reasonably to have been aware of, at the time of the assignment or other dealing or change. (For this purpose, "awareness" is to be assessed on the basis of any published information reasonably available to the Financier at the time of assignment dealing or change).
-------------------------------------------------------------------------------
20       Notices

20.1     Form

         Unless expressly stated otherwise in the Bank Finance Document, all notices, certificates, consents, approvals, waivers and other communications in connection with a Bank Finance Document must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

         However, a waiver by a Financier (other than a waiver relating to a matter under clause 15 ("Default")) may be oral.

20.2     Delivery

         They must be:

         (a) left at the address set out or referred to in the Details; or

         (b) sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details; or

         (c) sent by fax to the fax number set out or referred to in the Details.

         However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

20.3     When effective

         They take effect from the time they are received unless a later time is specified in them.

20.4     Deemed receipt - postal

         If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

20.5     Deemed receipt - fax

         If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

20.6     Deemed receipt - general

         Despite clauses 20.4 ("Deemed receipt - postal") and 20.5 ("Deemed receipt - fax"), if they are received after 4:00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9:00am on the next Business Day.

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 21
                          26 February 2004

20.7     Waiver of notice period

         The Financiers may waive a period of notice required to be given by the Borrower under this agreement.

-------------------------------------------------------------------------------
21       General

21.1     Application to Bank Finance Documents

         If anything in this clause 21 ("General") is inconsistent with a provision in another Bank Finance Document, then the provision in the other Bank Finance Document prevails for the purposes of that Bank Finance Document.

21.2     Prompt performance

         If a Bank Finance Document specifies when the Borrower agrees to perform an obligation, the Borrower agrees to perform it by the time specified. The Borrower agrees to perform all other obligations promptly.

21.3     Consents

         The Borrower agrees to comply with all conditions in any consent a Financier gives in connection with a Bank Finance Document.

21.4     Certificates

         A Financier may give the Borrower a certificate about an amount payable or other matter in connection with a Bank Finance Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

21.5     Set-off

         At any time after an Event of Default and for so long as it subsists, a Financier may set off any amount due for payment by the Financier to the Borrower against any amount due for payment by the Borrower to the Financier under the Bank Finance Document.

21.6     Discretion in exercising rights

         A Financier may exercise a right or remedy or give or refuse its consent under a Bank Finance Document in any way it considers appropriate (including by imposing conditions), unless a Bank Finance Document expressly states otherwise.

21.7     Partial exercising of rights

         If a Financier does not exercise a right or remedy under a Bank Finance Document fully or at a given time, the Financier may still exercise it later.

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 22
                          26 February 2004

21.8     No liability for loss

         A Financier is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Bank Finance Document.

21.9     Conflict of interest

         A Financier's rights and remedies under any Bank Finance Document may be exercised even if this involves a conflict of duty or the Financier has a personal interest in their exercise.

21.10    Remedies cumulative

         The rights and remedies of a Financier under any Bank Finance Document are in addition to other rights and remedies given by law independently of the Bank Finance Document.

21.11    Indemnities

         Any indemnity in a Bank Finance Document is a continuing obligation, independent of the Borrower's other obligations under that Bank Finance Document and continues after the Bank Finance Document ends. It is not necessary for a Financier to incur expense or make payment before enforcing a right of indemnity under a Bank Finance Document.

21.12    Rights and obligations are unaffected

         Rights given to a Financier under a Bank Finance Document and the Borrower's liabilities under it are not affected by anything which might otherwise affect them at law.

21.13    Inconsistent law

         To the extent permitted by law, each Bank Finance Document prevails to the extent it is inconsistent with any law.

21.14    Supervening legislation

         Any present or future legislation which operates to vary the obligations of the Borrower in connection with a Bank Finance Document with the result that a Financier's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

21.15    Time of the essence

         Time is of the essence in any Bank Finance Document in respect of an obligation of the Borrower to pay money.

21.16    Variation and waiver

         Unless this agreement expressly states otherwise, a provision of a Bank Finance Document, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.


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Mallesons Stephen Jaques  Working Capital Facility Agreement                 23
                          26 February 2004

21.17    Confidentiality

         Each Financier agrees not to disclose information provided by any other party that is not publicly available (including the existence or contents of any Bank Finance Document) except:

         (a) to any person in connection with an exercise of rights or a dealing with rights or obligations under a Bank Finance Document (including when a Financier consults other Financiers after a Potential Event of Default, an Event of Default or Review Event) or in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with a Financier in connection with a Bank Finance Document or to any ratings agency for the purpose of securitisation; or

        (b) to officers, employees, legal and other advisers and auditors of the Borrower or a Financier; or

        (c) to any party to this agreement or any Related Entity of any party to this agreement, provided the recipient agrees to act consistently with this clause 21.17; or

        (d) with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

        (e) as required by any law, stock exchange or regulatory authority; or

        (f) to a person considering entering into (or who enters into) a credit swap with a Financier involving credit events relating to the Borrower or any of its Related Entities.

         Each party consents to disclosures made in accordance with this clause 21.17.

21.18    Further steps

         The Borrower agrees to do anything a Financier reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

         (a) to bind the Borrower and any other person intended to be bound under the Bank Finance Documents; and

         (b)      to show whether the Borrower is complying with this agreement.

21.19    Counterparts

         This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 24
                          26 February 2004

21.20    Applicable law

         Each Bank Finance Document (other than the Deed of Common Terms and the Guarantees) is governed by the law in force in the place specified in the Details and the Borrower and each Financier submit to the non-exclusive jurisdiction of the courts of that place.

-------------------------------------------------------------------------------
22       Interpretation

22.1     Definitions

         Terms defined in the Deed of Common Terms have the same meaning when used in this agreement and these meanings apply unless the contrary intention appears:

         Accountable Taxes means any Taxes imposed by a Relevant
         Country other than those which would not be required to be deducted by the Borrower if a Financier provided the Borrower with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.

         Advance Drawing means the outstanding principal amount of a drawdown having an Interest Period of 30 days or such other period as may be agreed.

         Amending Deed means the Amendment and Restatement Deed dated on or about 26 February 2004 between, amongst others, the Borrower, the Obligors, the Senior Creditors specified in it, the Junior Creditors specified in it, National Australia Bank Limited and ANZ Fiduciary Services Pty Ltd.

         Amount Owing means, at any time for a Financier, the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with any Bank Finance Document (including transactions in connection with them) to that Financier.

         Applicable Margin means, for a Drawing provided by a Financier, the percentage rate per annum margin as separately agreed in the Fee Letter for that Financier. If the Fee Letter for a Financier specifies that the Applicable Margin is to be calculated on the basis of a ratings grid, the Applicable Margin for that Financier for an Interest Period is the margin set out in the table specified in the Fee Letter which is on the same row of the table as the most recent corporate rating in respect of the Borrower issued by Standard and Poor's (Australia) Pty Ltd and applying on the first day of that Interest Period.

         Authorised Officer means:

         (a) in the case of a Financier, a director or secretary, or an officer whose title contains the word "director", "chief", "head", "manager" or "counsel" or "president" or a person performing the functions of any of them, or any other person nominated by the Financier as an Authorised Officer for the purposes of the Bank Finance Documents; and


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 25
                          26 February 2004

         (b) in the case of the Borrower, a person appointed by the Borrower to act as an Authorised Officer under the Bank Finance Documents to which it is a party.

         Availability Period means the period so described in the Details.

         Bank Bill Rate means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the "BBSY" page of the Reuters Monitor System on the first day of that Interest Period and which expires in the same relevant maturity period as the last day of the Interest Period. However, if the average bid rate is not displayed by 10:30am on the first day of the Interest Period or if it is displayed but there is an obvious error in that rate, Bank Bill Rate means with respect to a Financier:

         (a) the rate the Financier which has provided the relevant Drawing calculates as the average of the bid rates quoted to the Financier at approximately 10:30am on that day by each of four or more institutions chosen by the Financier which provide rates for display on the "BBSW" page of the Reuters Monitor System for Bills of that tenor which are accepted by that institution (after excluding the highest and the lowest, or in the case of equality, one of the highest and one of the lowest bid rates); or

         (b) where the Financier is unable to calculate a rate under paragraph (a) because it is unable to obtain the necessary number of quotes, the rate set by the Financier in good faith at approximately 10:30am on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time.

         The rate calculated or set by the Financier must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place.

         A Financier may calculate a rate under paragraph (a) or (b) before 11:00am on the first day of the Interest Period, but if the average bid rate appears on the "BBSY" page by 11:00am and there is no obvious error in it, the "BBSY" page rate applies as the Bank Bill Rate under this agreement despite any calculation by the Financier under paragraph
         (a) or (b).

         Bank Finance Documents means the documents described as such in the Details, any document which the Borrower acknowledges in writing to be a Bank Finance Document, and any other document connected with any of them.

         Bill has the meaning it has in the Bills of Exchange Act 1909
         (C'th) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

         Borrower means the person so described in the Details.

         Business Day means a day on which banks are open for general banking business in the place or places set out in the Details under "Business Day place(s)" (not being a Saturday, Sunday or public holiday in that place).
-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 26
                          26 February 2004

         Commitment means, for a Financier, the amount set out as such for that Financier in the Details as reduced by the total of all cancellations in respect of that Financier.

         Commitment Fee means the commitment fee set out in the Details.

         Controller has the meaning it has in the Corporations Act 2001
         (C'th).

         Costs includes costs, charges and expenses, including those incurred in connection with advisers.

         Deed of Common Terms means the deed previously known as the security trust deed dated 24 February 1999 executed by the Borrower, TXU Australia Holdings (Partnership) Limited Partnership, TXU (No. 8) Pty Ltd, TXU (No. 9) Pty Ltd, TXU Australia Pty Ltd, TXU Networks (Gas) Pty Ltd (formerly known as Westar Pty Ltd), TXU Pty Ltd (formerly known as Kinetik Energy Pty Ltd), TXU Electricity Limited (formerly known as Eastern Energy Limited), TXU Corp. (formerly known as Texas Utilities Company), Citibank, N.A. and National Australia Bank Limited as amended by a deed dated 22 February 2000, 31 October 2001, 8 December 2003 and the Amending Deed.

         Debt Refinance Date has the meaning given to it in the Amending Deed.

         Default Rate means the Interest Rate plus 2% per annum. For the purpose of this definition, the Interest Rate is calculated as if the overdue amount is a Drawing with Interest Periods of 90 days (or another period chosen from time to time by the Financiers) with the first Interest Period starting on and including the due date.

         Details means the section of this agreement headed "Details".

         Directive means:

         (a)       a treaty or a law;

         (b) an official directive, request, guideline or policy (whether or not having the force of law) with which responsible financiers generally comply in carrying on their business.

         Drawdown Date means the date on which a drawdown is or is to be made.

         Drawdown Notice means a completed notice containing the information and representations and warranties set out in schedule 2 ("Drawdown Notice").

         Drawing means either an Advance Drawing or a Money Market Drawing.

         Drawn Commitment means, for a Financier, the total of the Drawings provided by the Financier to the Borrower under this agreement.

         Establishment Fee has the meaning given to it in the Details.

         Event of Default has the meaning given to that term in clause
         15.1 ("Events of Default").

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Mallesons Stephen Jaques  Working Capital Facility Agreement                 27
                          26 February 2004

         Facility means the facility made available under this agreement.

         Facility Limit means the amount set out as such in the Details as reduced by the total of all cancellations.

         Financier means each of the persons so described in the Details.

         Fee Letter means, for a Financier, the fee letter dated on or about the date of this agreement relating to the fees and margin payable under this Facility from that Financier to the Borrower and accepted by the Borrower.

         Financier means each of the persons so described in the Details.

         GST has the meaning given to it in section 195-1 of the A New Tax System (Goods and Services) Act 1999 (C'th).

         Guarantees means each of:

         (a)  the Original Guarantee; and

         (b)  the New Guarantee.

         Holding Company has the meaning given to it in the Corporations Act 2001 (C'th).

         Indemnified Party has the meaning given to it in clause 10.1 ("Payments by Borrower").

         Interest Payment Date means:

         (a) in the respect of an Advance Drawing, the last day of an Interest Period; and

         (b)    in respect of a Money Market Drawing:

               (i) the last Business Day of the month in which the last day of the Interest Period for that Money Market Drawing falls; or

               (ii) in the case of any Money Market Drawings having an Interest Period the last day of which is in the same month as the Maturity Date, the Maturity Date.

         Interest Period means each period selected in accordance with clause
         3.2 ("Notification of Interest Period") or clause 4.1 ("Request for Money Market Drawings") as the case may be.

         Interest Period Notice means a completed notice in relation to an Advance Drawing containing the information, representations and warranties set out in schedule 3.

         Interest Rate means the interest rate for the Facility set out in the Details.

         IPO Effective Date means the date upon which Annexure B to the Amending Deed becomes effective.

-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 28
                          26 February 2004

         Lending Office has the meaning given to it in the Details.

         Maturity Date means the maturity date set out in the Details for the Facility, but if that is not a Business Day, then the preceding Business Day.

         Money Market Drawing means the outstanding principal amount of a drawdown having an Interest Period of not less than one and not more than 28 days.

         New Guarantee means the Guarantee and Indemnity dated 11
         December 2003 made between TXU Australia Holdings (Partnership) Limited Partnership, TXU (No. 8) Pty Ltd and National Australia Bank Limited, the benefit of which was or will be assigned to ANZ Fiduciary Services Pty Ltd in accordance with the Amending Deed.

         Option has the meaning given to that term in clause 8 of the Deed of Common Terms after the IPO Effective Date.

         Option Period has the meaning given to that term in clause 8 of the Deed of Common Terms after the IPO Effective Date.

         Original Guarantee means the Guarantee and Indemnity dated 24
         February 1999 made between the TXU Australia Holdings (Partnership) Limited Partnership, the Borrower, TXU (No. 8) Pty Ltd and TXU (No. 9) Pty Ltd in favour of National Australia Bank Limited as amended by a deed and an agreement each dated 22 February 2000, the benefit of which was or will be assigned to ANZ Fiduciary Services Pty Ltd in accordance with the Amending Deed.

         Partnership means the TXU Australia Holdings (Partnership) Limited Partnership.

         Potential Event of Default means an event which with the giving of notice or lapse of time would become an Event of Default.

         Related Entity has the meaning it has in the Corporations Act 2001 (C'th).

         Relevant Country means any country, or political sub-division of one or more countries, or any federation or association of countries in which the Borrower is either incorporated or is resident or domiciled for any tax purpose or in which the Borrower carries on business or owns or leases property or from which, or through which, any payment under a Bank Finance Document is made.

         Taxes means taxes, levies, imposts, charges and duties
         (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the net income of a Financier.

         Undrawn Commitment means, in respect of a Financier, the Financier's Commitment less the total of the Drawings provided by that Financier.


-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 29
                          26 February 2004

22.2     References to certain general terms

         Unless the contrary intention appears, a reference in this agreement to:

         (a) a group of persons is a reference to any two or more of them jointly and to each of them individually;

         (b) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

         (c) subject to the Deed of Common Terms, an agreement, representation or warranty by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty by a Financier binds the Financier individually only;

        (d) anything (including an amount) is a reference to the whole and each part of it;

        (e) a document (including this agreement) includes any variation or replacement of it;

        (f) law means common law, principles of equity, and laws made by Parliament (and laws made by Parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

        (g) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act 2001 (C'th), or, if inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

        (h) Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;

        (i)   a time of day is a reference to Melbourne time;

        (j) the word "person" includes an individual, a firm, a body corporate, an unincorporated association and an authority;

        (k) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

        (l) the words "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind';

       (m) a Review Event and any rights or obligations of a party in connection with a Review Event occurring shall only apply from the IPO Effective Date.

-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 30
                          26 February 2004

22.3     Number

         The singular includes the plural and vice versa.

22.4     Headings

         Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

22.5     Senior Finance Document

         The Borrower and each Financier agree and acknowledge that this agreement is a Senior Finance Document for the purposes of the Deed of Common Terms.

23       IPO
-------------------------------------------------------------------------------
23.1     IPO Effective Date and New Borrower

         Each party to this agreement agrees that:

         (i) if the Borrower requests no later than 40 Business Days prior to the proposed IPO Effective Date that a Subsidiary of the TXUA Parent (other than the Borrower) ("New Borrower") be novated for all of the obligations and rights of the Borrower under the Bank Finance Documents; and

        (ii) the Borrower notifies the Financiers in writing that the New Borrower is required in connection with the proposed IPO then,

         each party agrees to negotiate in good faith to amend the Bank Finance Documents so that as at the IPO Effective Date, amongst other things, the New Borrower will assume all of the obligations of the Borrower under this agreement and shall become and be deemed to be a party to the Bank Finance Documents in the capacity of the Borrower with all the rights and obligations of the Borrower under the Banking Finance Documents as if it was named as a party to and had executed the Bank Finance Documents.

23.2     ("IPO Effective Date and IPO issuing entity is the Borrower")

         Each party to this agreement agrees that if the Borrower informs the Financiers in writing no later than 40 Business Days prior to the proposed IPO Effective Date that it will be the IPO issuing entity then each party agrees to negotiate to amend the Bank Finance Documents at that time so that, amongst other things, TXU Australia Group Pty Ltd is not required to be an Obligor under the Deed of Common Terms.

23.3     Acknowledgments

        (a) The Borrower acknowledges and confirms that on and from the IPO Effective Date:

            (i) except as expressly provided by clause 23.1 ("IPO Effective Date and New Borrower") or clause 23.2 ("IPO Effective Date and IPO issuing entity is the Borrower"), nothing in this agreement prejudices or adversely affects any right, power, authority, discretion or remedy of the Financiers arising under the Bank Finance Documents;

-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 31
                          26 February 2004

            (ii) the Borrower's obligations under the Bank Finance Documents are not discharged or released as a result of the IPO Effective Date;

            (iii) except as expressly provided by clause 23.1 ("IPO Effective Date and New Borrower") or clause 23.2 ("IPO Effective Date and IPO issuing entity is the Borrower") , the obligations of the Borrower under the Bank Finance Documents are not changed or varied as a result of the matters contemplated by clause
                     23.1 ("IPO Effective Date and New Borrower") or clause 23.2 ("IPO Effective Date and IPO issuing entity is the Borrower"); and

            (iv) references to the Guarantees will be taken to mean the IPO Guarantee (as that term is defined in the Amending Deed).

       (b) Each of the parties to this agreement acknowledges and agrees that solely, as a result of the IPO Effective Date occurring the identity or the Commitment of a Financier is not changed.


EXECUTED as an agreement.











-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 32
                          26 February 2004

Working Capital Facility Agreement

Schedules



 Schedule 1 - Conditions precedent (clause 2.4)

 Conditions to first drawdown

 o  Each item must be in form and substance satisfactory to the Financiers.

 o Certification is to be by a director or secretary of the relevant entity, that the item is true and complete as at a date no earlier than the date of this agreement.

-------------------------------------------------------------------------------

       Item                                       Form             Required for

 1     Constitution (or equivalent).              Certified copy     Borrower

 2     Certificate of registration.               Certified copy     Borrower

 3     Extract of minutes of a meeting of the     Certified copy     Borrower
       entity's board of directors which
       evidences the resolutions:

       (a)   authorising the signing and
             delivery of the Bank Finance
             Documents to which the entity
             is a party and the observance
             of obligations under those
             documents; and

       (b)   appointing Authorised Officers
             of the entity; and

       (c)   which acknowledge that the Bank
             Finance Documents (to which the
             entity is a party) will benefit
             that entity.

 4     Each document which evidences any other    Certified copy     Borrower
       necessary corporate or other action of
       the entity in connection with the Bank
       Finance Documents to which it is a
       party.

-------------------------------------------------------------------------------
(c) Mallesons Stephen Jaques  Working Capital Facility Agreement             33
                              26 February 2004

 5     Each authorisation of the entity           Certified copy     Borrower
       necessary to enter into the Bank
       Finance Documents to which it is a
       party and to comply with obligations
       under those documents and enforce those
       documents.

 6     Each power of attorney under which a       Certified copy     Borrower
       person signs a Bank Finance Document
       for the entity showing evidence of
       stamping and evidence of registration
       if required by the Financiers.

 7     Specimen signature of:                     Certified copy     Borrower

       (a)   each Authorised Officer of the
             entity; and

       (b)   each other person who is authorised
             to sign and signs a Bank
             Finance Document for the entity.

 8     This agreement and the Amending Deed:      Original

       (a)   fully signed;

       (b)   evidence of stamping; and

       (c)   evidence of registration.

 9     Legal opinions dealing with validity       Original
       and enforceability of the Bank Finance
       Documents from:

       (a)   Baker & McKenzie; and

       (b)   Mallesons Stephen Jaques.

 10    All fees and expenses payable by the       N/A
       Borrower on or before the
       Drawdown Date have been paid.

 11    The commitments of the lenders under       N/A                Borrower
       the existing working capital facility
       have been cancelled and all moneys
       owing under those facilities will be
       fully repaid contemporaneously with the
       first Drawdown.



-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 34
                          26 February 2004

 12    Confirmation that no person contravenes     N/A                Borrower
       or will contravene section 260A or 260D
       of the Corporations Act 2001 (C'th) by
       entering into the transactions
       contemplated by the Bank Finance
       Documents.

 13    Nomination of this agreement under the   Original
       Deed of Common Terms in a New
       Creditor Accession Deed or otherwise.

 14    The Deed of Common Terms will be         Original
       amended immediately after the
       first Drawdown Date and will be in a
       satisfactory form and substance
       afterwards.
















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Mallesons Stephen Jaques  Working Capital Facility Agreement                 35
                          26 February 2004

Working Capital Facility Agreement
Schedules
Schedule 2 - Drawdown Notice (clauses 2 and 4.1)

To:      [Name and address of each Financier]

Attention:        [Insert]

[Date]

Drawdown Notice - Working Capital Facility Agreement between TXU Australia Holdings Pty Ltd, Australia and New Zealand Banking Group Limited and
Commonwealth Bank of Australia dated [              ] ("Working Capital
Facility Agreement")

Under clause 2.2 ("Requesting a drawdown") of the Working Capital Facility Agreement, the Borrower gives notice as follows.

The Borrower wants to borrow under the Facility.

o        The requested Drawdown Date is [           ]2.

o        The amount of the proposed drawdown is A$[         ]3.

o        The proposed drawdown is on [Advance/Money Market] Drawing.

o        The requested [first] Interest Period is [            ]4.

o        The proposed drawdown is to be paid to:

         Account number:   [                        ]
         Account name:     [                        ]
         Bank:             [                        ]
         Branch:           [                        ]
         BSB:              [                        ]

The Borrower represents and warrants that the representations and warranties in the Working Capital Facility Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.

The "Interpretation" clause of the Working Capital Facility Agreement applies to this notice as if it was fully set out in this notice.

.........................................
[Name of person] being
an Authorised Officer of TXU Australia Holdings Pty Ltd








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(c) Mallesons Stephen Jaques  Working Capital Facility Agreement             36
                              26 February 2004

Instructions for completion
1  All items must be completed.
2  Must be a Business Day within the Availability Period.
3  Must be A$1,000,000 or a whole multiple of A$500,000.
4  Must be an Interest Period set out in the Details for the type of Drawing.













-------------------------------------------------------------------------------
Mallesons Stephen Jaques  Working Capital Facility Agreement                 37
                          26 February 2004

Working Capital Facility Agreement

Schedule 3 - Interest Period Notice (clause 3.2)


To:               [Name and Address of Financier]

Attention:        [Insert]

[Date]


Interest Period Notice - Advance Drawing - Working Capital Facility Agreement between the Borrower, Australia and New Zealand Banking Group Limited and
Commonwealth Bank of Australia dated [            ] ("Working Capital
Facility Agreement")

Under clause 3.2 ("Notification of Interest Period") of the Working Capital Facility Agreement, the Borrower gives notice as follows:

o        the amount of the Advance Drawing is A$[    ].

o        Maturing Interest Payment Date is [         ].

o        The requested next Interest Period is [                ].1

The Borrower represents and warrants that the representations and warranties in the Working Capital Facility Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the first day of an Interest Period.

The "Interpretation" clause of the Working Capital Facility Agreement applies to this notice as if it was fully set out in this notice.



..........................................
[Name of person] being
an Authorised Officer of
TXU Australia Holdings Pty Ltd






Instructions for completion

1  Must be an Interest Period set out in the details.

-------------------------------------------------------------------------------
(c) Mallesons Stephen Jaques  Working Capital Facility Agreement             38
                              26 February 2004

Working Capital Facility Agreement
Signing Page



DATED:  26 February 2004

SIGNED by                                  )
John Gordon Atkin                          )
as attorney for TXU AUSTRALIA HOLDINGS     )
PTY LIMITED under power of attorney        )
dated 23/2/04                              )
                                           )
                                           )
in the presence of:                        )
                                           )
                                           )
                                           )
/s/Theo Kindynis                           )
------------------------------------------ )
                                           )
Signature of witness                       )
                                           )
Theo Kindynis                              )
------------------------------------------ )
Name of witness (block letters)            )
                                           )      /s/John Gordon Atkin
39/525 Collins St., Melb.                  )      By executing this agreement
------------------------------------------ )      the attorney states that the
                                                  attorney has
Address of witness                         )      received no notice of
                                                  revocation of the
                                           )      power of attorney
                                           )
Solicitor                                  )
------------------------------------------ )
                                           )
Occupation of witness (block letters)      )








-------------------------------------------------------------------------------
(c)Mallesons Stephen Jaques  Working Capital Facility Agreement             39
                          26 February 2004

SIGNED by                                        )
Alison C. Larsson                                )
as attorney for AUSTRALIA AND NEW                )
ZEALAND BANKING  GROUP                           )
LIMITED under power of attorney dated            )
9 October 1992                                   )
in the presence of:                              )
                                                 )
                                                 ) /s/Alison C. Larsson
/s/Rebecca Keep                                  ) By executing this agreement
-----------------------------------------------  ) the attorney states that the
Signature of witness                             ) attorney has received no
                                                 ) notice of revocation of the
                                                 ) power of attorney
Rebecca Keep                                     )
-----------------------------------------------  )
Name of witness (block letters)                  )
                                                 )
                                                 )
28/525 Collins St., Melbourne VIC 3000           )
-----------------------------------------------  )
Address of witness                               )
                                                 )
                                                 )
Solicitor                                        )
-----------------------------------------------  )
Occupation of witness                            )


SIGNED by                                        )
Nicholas Sankey                                  )
as attorney for COMMONWEALTH BANK OF AUSTRALIA   )
under power of attorney dated 17/11/97           )
in the presence of:                              )
                                                 )
                                                 )
/s/Rebecca Keep                                  ) /s/Nicholas Sankey
-----------------------------------------------  ) ------------------
Signature of witness                             ) By executing this agreement
                                                 ) the attorney states that the
                                                 ) attorney has ) received no
                                                 ) notice of revocation of
Rebecca Keep                                     ) the power of attorney
-----------------------------------------------  )
Name of witness (block letters)                  )
                                                 )
                                                 )
28/525 Collins St., Melbourne VIC 3000           )
-----------------------------------------------  )
Address of witness                               )
                                                 )
                                                 )
Solicitor                                        )
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Occupation of witness                            )

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(c) Mallesons Stephen Jaques Working Capital Facility Agreement             40
                             26 February 2004